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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of report (Date of earliest event reported) July 12, 2006

                              Amscan Holdings, Inc.

             (Exact name of registrant as specified in its charter)

                                    Delaware

                 (State or other jurisdiction of incorporation)



                     000-21827                           13-3911462
              (Commission File Number)           (IRS Employer Identification
                                                           No.)

          80 Grasslands Road Elmsford, NY                 10523
      (Address of principal executive offices)          (Zip Code)


                                 (914) 345-2020

              (Registrant's telephone number, including area code)

         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 8 Other Events


Item 8.1 Other Events.


On July 12, 2006, Amscan Holdings, Inc. (the "Company") announced, through a press release, that it had appointed Lisa Laube, 43, as President of Party City Corporation ("Party City"), its wholly-owned subsidiary. Prior to her appointment as President, Ms. Laube served as Party City's Chief Merchandising Officer since 2004 and, most recently, as a member of Party City's Executive Committee. A copy of the press release announcing Ms. Laube's appointment issued by the Company is attached as Exhibit 99.1.

In addition, on July 12, 2006, Party City announced, through a press release, that it had appointed George Granoff, 60, as its Executive Vice President and Chief Operating Officer. Mr. Granoff, 60, had been working closely with the Company in an executive consulting capacity for the past four months and will immediately assume responsibilities for store operations, information technology, merchandise planning and allocation and human resources. A copy of the press release announcing Mr. Granoff's appointment issued by Party City is attached as Exhibit 99.2.


Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)  Not applicable

(b)  Not applicable

(c)  Not applicable

(d) Exhibit 99.1 Press Release dated July 12, 2006, issued by Amscan Holdings, Inc.

     Exhibit 99.2 Press Release dated July 12, 2006, issued by Party City Corporation.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    AMSCAN HOLDINGS, INC.
Date: July 14, 2006                             By: /s/  Michael A. Correale
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                                                    Michael A. Correale
                                                    Chief Financial Officer



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